Exhibit 10.1

INDEMNIFICATION AGREEMENT dated as of __________________________, 20__

between

Philip Morris International Inc. (the “Company”),

and

_______________________________ (“Indemnitee”)

(i)

INDEMNIFICATION AGREEMENT

WHEREAS, the Board of Directors has determined in accordance with its good faith business judgment that the ability to attract and retain qualified persons as directors and executive officers is in the best interests of the Company and that the Company should act to assure such persons that there shall be adequate certainty of protection against risks of claims and actions against them arising out of their service to and activities on behalf of the Company; and

WHEREAS, the Company has adopted provisions in its Amended and Restated Articles of Incorporation regarding indemnification against liabilities and advancement and reimbursement of expenses for its directors and executive officers and the Company wishes to make further provision with respect thereto as permitted by the Amended and Restated Articles of Incorporation of the Company and Section 13.1-704.B of the Virginia Stock Corporation Act; and

WHEREAS, in order to induce and encourage highly experienced and capable persons such as Indemnitee to serve and to continue to serve as directors and/or executive officers of the Company and in any other capacity with respect to the Company, and to otherwise promote the desirable end that such persons will resist what they consider unjustified lawsuits and claims made against them in connection with the performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive appropriate protection against such risks and liabilities, the Board of Directors of the Company has determined that the following Agreement is in the best interests of the Company; and

WHEREAS, the Company desires to have Indemnitee become or continue to serve as a director and/or executive officer of the Company, and in such other capacity with respect to the Company as the Company may request, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee’s performing his or her duties to the Company; and Indemnitee desires so to serve the Company, provided, and on the express condition, that he or she is furnished with the indemnity set forth herein;

Now, therefore, in consideration of Indemnitee’s future service to the Company, the parties hereto agree as follows:

1.   Service by Indemnitee.

(a)      If Indemnitee is currently or is about to become a director of the Company, Indemnitee shall continue to serve in that capacity so long as Indemnitee is duly elected or appointed and until such time as Indemnitee’s successor is elected and qualified or Indemnitee is removed as permitted by law or tenders a resignation in writing.

(b)      If Indemnitee is currently or is about to become an executive officer of the Company, Indemnitee shall continue to serve in that capacity at the pleasure of the Board of Directors.

2.   Indemnification Against Liability and Advancement of Expenses. The Company shall indemnify Indemnitee against all Liability and, subject to Section 6 below, shall pay to Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by Indemnitee, to the fullest extent permitted by the Virginia Stock Corporation Act in effect on the date of this Agreement or as such law may from time to time be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment). No indemnification against Liability or advancement or reimbursement of Expenses shall be paid hereunder to Indemnitee:

(a)       to the extent expressly prohibited by applicable law or the Amended and Restated Articles of Incorporation of the Company;

(b)      for which payment has previously been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the articles of incorporation or by-laws, or agreement of the Company or any other company or organization, except in respect of any Expenses or Liability exceeding the payment under such insurance, indemnity clause, provision of the articles of incorporation, by-laws or agreement;

(c)      in connection with an action, suit or proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, except a judicial proceeding or arbitration pursuant to Section 9 below to enforce rights under this Agreement, unless such action, suit or proceeding, or part thereof, was authorized by the Board of Directors of the Company; or

(d)      with respect to any Proceeding brought by or on behalf of the Company against Indemnitee that is authorized by the Board of Directors of the Company, except as provided in Section 4 below.

3.   Indemnification. Except as limited by Section 2 above, the Company shall indemnify Indemnitee against all Liability incurred in any Proceeding, including a Proceeding brought by or in the right of the Company, by reason of the fact that Indemnitee is or was a director and/or executive officer of the Company, or while a director and/or executive officer of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan; or by reason of anything done or not done by Indemnitee in any such capacity; provided, however, that no such indemnification shall be made against willful misconduct or a knowing violation of the criminal law.

4.   Partial Indemnification Against Liability and Advancement of Expenses. If Indemnitee is entitled under any provision of this Agreement to (a) indemnification for some or a portion of the Liability, and/or (b) advancement or reimbursement of some or a portion of the Expenses but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Liability and advance to or reimburse Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

5.   Payment of Expenses as a Witness. The Company shall pay directly or promptly reimburse Indemnitee all Expenses incurred or suffered by Indemnitee or on Indemnitee’s behalf if Indemnitee appears as or is threatened to be made a witness as a result of or related to Indemnitee’s service as a director and/or executive officer of the Company, in any threatened, pending or completed action, suit or proceeding, whether of a civil, criminal, administrative, arbitrative, investigative, legislative or other nature, and whether formal or informal, to which Indemnitee neither is, nor is threatened to be made, a party.

6.   Payment of Expenses as a Party.

(a)      At the Request of Indemnitee, subject to Section 6(b) below, the Company shall pay directly or promptly reimburse Indemnitee in advance of the final disposition of any Proceeding to which Indemnitee is, or is threatened to be made, a party, all Expenses incurred by Indemnitee in connection with such Proceeding if Indemnitee furnishes to the Company: (i) a written statement, executed personally, of Indemnitee’s good faith belief that his or her conduct relevant to the Proceeding did not constitute willful misconduct or a knowing violation of the criminal law and (ii) a written undertaking, executed personally or on Indemnitee’s behalf, to repay any funds advanced or reimbursed if it is ultimately determined in a final, nonappealable adjudication that Indemnitee’s conduct relevant to the Proceeding constituted willful misconduct or a knowing violation of the criminal law. One such written statement and undertaking shall suffice for the duration of such Proceeding. Such undertaking shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment. To receive an advancement or reimbursement of Expenses under this Agreement, Indemnitee shall from time to time submit written requests to the Secretary of the Company. Such requests shall reasonably evidence the Expenses incurred by Indemnitee. Each such advancement or reimbursement of Expenses shall be made within 20 calendar days after the receipt by the Company of the written request therefor. Indemnitee’s entitlement to advancement or reimbursement of such Expenses shall include those incurred in connection with any action, suit or proceeding by Indemnitee seeking a judgment in court or an adjudication or award in arbitration pursuant to Section 9 below (including the enforcement of this provision) to the extent the court or arbitrator shall determine that Indemnitee is entitled to an advancement or reimbursement of Expenses hereunder.

(b)      Notwithstanding Section 6(a) above, the Company shall not pay or continue to pay Expenses of Indemnitee in any Proceeding if a determination is made in good faith that the facts as they are then known demonstrate clearly and convincingly that Indemnitee’s conduct relevant to the Proceeding constituted willful misconduct or a knowing violation of the criminal law. Such determination shall be made by any of the following person or persons:

(i)

if there are two or more Disinterested Directors, by the Board of Directors by a majority vote of all Disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote;

(ii)	if there are fewer than two Disinterested Directors, by the Board of Directors, in which determination directors who do not qualify as Disinterested Directors may participate; or

(iii)	by Special Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, with such Special Legal Counsel:

(1)	selected in the manner prescribed in clause (i) above; or

(2)	if there are fewer than two Disinterested Directors, selected by the Board of Directors, in which selection, directors who do not qualify as Disinterested Directors may participate.

Notwithstanding the foregoing, in the event that there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which payment of Expenses is sought by Indemnitee, other than through successor directors approved by the Board of Directors (“Successor Directors”), such determination shall be made:

(iv)	by a majority of directors who qualify as both Disinterested Directors and Successor Directors; or

(v)	if there are fewer than two such Disinterested and Successor Directors, by Special Legal Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, with such Special Legal Counsel mutually agreed upon by the Board of Directors and Indemnitee.

If in the case of clause (v) immediately above the Board of Directors and Indemnitee are unable to agree upon a Special Legal Counsel, the Board of Directors and Indemnitee each shall select a nominee and the nominees shall select such Special Legal Counsel.

7.   Determination of Entitlement to Indemnification; Authorization of Payment. Any indemnification against Liability under this Agreement (to the extent not ordered by a court) shall be made by the Company only in the specific case upon a determination that indemnification is required under this Agreement. To receive indemnification against Liability under this Agreement, Indemnitee shall submit a written request to the Secretary of the Company. Such request shall include documentation or information that is both reasonably available to Indemnitee and necessary to determine whether indemnification is payable under this Agreement. Upon written request by Indemnitee for indemnification against Liability pursuant to this Agreement, the entitlement of Indemnitee to indemnification, to the extent not ordered by a court, shall be determined by the same person or persons entitled to make the determination specified in Section 6(b) above. Authorization of indemnification shall be made in the same manner as the determination that indemnification is required, except that if the determination is made by Special Legal Counsel, such authorization shall be made by those persons entitled to select Special Legal Counsel pursuant to in clause (iii) of Section 6(b) above.

The determination of entitlement to indemnification shall be made and, unless it is determined that Indemnitee is not entitled to indemnification hereunder, such indemnification shall be required to be authorized and paid not later than 30 calendar days after receipt by the Company of a written request for indemnification. Any amounts incurred by Indemnitee in connection with a request for indemnification or advancement of Expenses hereunder, under any other agreement, any provision of the Company’s Amended and Restated Articles of Incorporation or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company hereby indemnifies Indemnitee for any such amounts and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

8.   Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination of entitlement to indemnification as provided in Section 7 above that Indemnitee has made such request for indemnification. Upon making such request for indemnification, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption. If the person or persons so empowered to make such determination shall have failed to make the requested determination within the 30-day period prescribed in Section 7 above, a requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any Proceeding described in Section 3 above by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee’s conduct relevant to the Proceeding constituted willful misconduct or a knowing violation of the criminal law.

9.   Remedies of Indemnitee in Cases of Determination Not to Indemnify Against Liability or to Pay Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Sections 7 and 8 above, or if payment of Expenses is not made pursuant to Sections 5 or 6 above, Indemnitee shall be entitled to final adjudication in a court of competent jurisdiction of entitlement to such indemnification against Liability or payment of Expenses. Alternatively, Indemnitee at Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration. The determination in any such judicial proceeding or arbitration shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Sections 7 or 8 above that Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Sections 7 or 8 above that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that Indemnitee is entitled to any indemnification against Liability or payment of Expenses hereunder, the Company shall pay all Expenses incurred by Indemnitee with respect to such adjudication or award in arbitration (including, but not limited to, any appellate proceedings).

10.   Other Rights to Indemnification and Advancement; No Duplication of Payments.

(a)      The indemnification against Liability and advancement of Expenses provided by this Agreement shall not be exclusive of any other rights to which Indemnitee may now or in the future be entitled under any provision of the Amended and Restated Articles of Incorporation or Amended and Restated By-laws of the Company, vote of shareholders or Disinterested Directors, provision of law, agreement, policies of insurance or otherwise (including with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify or advance Expenses to Indemnitee under the provisions of this Agreement or otherwise).

(b)      The Company shall not be required under this Agreement to make any payment to the Indemnitee to the extent the underlying Liability or Expense has previously been paid or reimbursed, whether under a source identified in Section 10(a) above or otherwise (the “Other Payment”). To the extent Indemnitee receives the Other Payment for the underlying Liability or Expense after payment has been made by the Company under this Agreement, Indemnitee shall promptly reimburse the Company for such payment after receipt by Indemnitee of such Other Payment.

11.   Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any action, suit or proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if Indemnitee prevails in whole or in part in such action, suit or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses incurred by Indemnitee. If the person making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

12.   Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director and/or an executive officer of the Company and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was a director and/or an executive officer of the Company or while a director and/or an executive officer of the Company was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity including, but not limited to, another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan. This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

13.   Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof, but the omission so to notify the Company shall not relieve it from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a)      The Company shall be entitled to participate therein at its own expense; and

(b)      Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding and the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company; and

(c)      If the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

14.   Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee as set forth in this Agreement to the fullest enforceable extent.

15.   Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

16.   Definitions and References. For purposes of this Agreement:

“Disinterested Director” shall have the meaning given in the Virginia Stock Corporation Act from time to time.

“Expenses” includes, without limitation, all reasonable fees, costs and expenses incurred in connection with the defense or settlement of any action, suit or proceeding, including all investigations, and all judicial, arbitrative, administrative or legislative proceedings, whether formal or informal, and appeals, attorneys’ fees and expenses, witness fees and expenses, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, expenses related to photocopying, transcripts, computer research and travel, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds or their equivalents), and any expenses of establishing a right to indemnification against Liability or advancement of Expenses hereunder, but (i) shall not include the amount of any Liability and (ii) shall not include attorneys’ fees and expenses that are payable by Indemnitee under Section 13(b) above. Any evaluation as to reasonableness of Expenses for which Indemnitee seeks advancement or reimbursement pursuant to this Agreement shall be made in the same manner as an authorization of indemnification as described in Section 7 above.

(a)      “Liability” means the obligation to pay a judgment, settlement, penalty or fine, including any excise tax assessed with respect to an employee benefit plan.

(b)      “Proceeding” includes any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Company or otherwise, against Indemnitee, whether of a civil, criminal, administrative, arbitrative, investigative, legislative or other nature, and whether formal or informal, by reason of the fact that Indemnitee is or was a director and/or an executive officer of the Company, or while a director and/or an executive officer of the Company is or was serving at the request of the Company as a director, officer, manager, partner, trustee, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, limited liability company, partnership, joint venture, trust or employee benefit plan, or by reason of anything done or not done by Indemnitee in such capacity, whether or not Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

(c)      “Special Legal Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification or advancement under this Agreement.

(d)      Indemnitee shall be considered to be serving an employee benefit plan at the Company’s request if Indemnitee’s duties to the Company also impose duties on, or otherwise involve services by, Indemnitee to the plan or participants in or beneficiaries of the plan.

17.   Other Provisions.

(a)      This Agreement shall be interpreted and enforced in accordance with the laws of the Commonwealth of Virginia.

(b)      This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c)      This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an executive officer of the Company, and, if Indemnitee is an executive officer of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.

(d)      Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person (other than another past, present or future director and/or executive officer of the Company, in such capacity) for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e)      No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(Signature Page Follows.)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

PHILIP MORRIS INTERNATIONAL INC.

By:

Title:

INDEMNITEE